Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2022 with respect to the consolidated financial statements of NexGel, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2021, which are incorporated by reference in this Registration Statement. We consent to the incorporated by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ TURNER, STONE & COMPANY, LLP

Dallas, Texas

April 13, 2022